UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2006
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)
39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375
(Address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code): (248) 374-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     In a Current Report on Form 8-K filed on November 1, 2006, ITC Holdings Corp. (the “Company”) announced that on October 30, 2006, the Midwest Independent Transmission System Operator, Inc. and the Company’s subsidiary, Michigan Electric Transmission Company, LLC (“METC”), jointly filed revised tariff sheets with the Federal Energy Regulatory Commission (the “FERC”) to adjust the implementation of METC’s Attachment O formula rate. In an order dated December 21, 2006, the FERC approved the proposed adjustment, which will allow METC to recover its expenses and investments in transmission property, plant and equipment on a current rather than on a historical basis. As a result of the FERC order, METC will be allowed to collect revenues based on current investments. The FERC order authorized METC to use a forward-looking test period each year for rates commencing January 1 through December 31 of that same year. The FERC also approved a true-up mechanism to correct for any differences between billed revenue based on forecasted costs and investment and revenues needed to recover actual costs and services. METC’s forward-looking Attachment O is also subject to the outcome of METC’s rate case currently pending in FERC Docket No. ER06-56. The FERC order was issued under FERC Docket No. ER07-95-000 and can be accessed at the FERC’s website at http://www.ferc.gov.
     On December 21, 2006, the Company issued a press release announcing the December 21, 2006 FERC order described above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press release dated December 21, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 27, 2006

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky

Daniel J. Oginsky
Its:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit no.	Description of Exhibit

99.1	Press release dated December 21, 2006